Exhibit 99.34

MBNA MASTER CREDIT CARD TRUST II

SERIES 1998-D

KEY PERFORMANCE FACTORS
August 31, 1998



Expected B Maturity 7/15/2003


Blended Coupon 5.8448%


Excess Protection Level
3 Month Average   4.18%
August, 1998   4.18%
July, 1998  N/A
June, 1998  N/A


Cash Yield19.83%


Investor Charge Offs 4.99%


Base Rate10.67%


Over 35 Day Delinquency 5.00%


Seller's Interest11.64%


Total Payment Rate14.21%


Total Principal Balance$37,775,682,964.86


 Investor Participation Amount$559,000,000.00


Seller Participation Amount$4,395,888,446.37



* For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 8.67% (31/360) was used. The Base Rate was calculated using a 31 day monthly period, 7/30/98-8/31/98.